                                                                    Exhibit 99.1


UNIFIRST CORPORATION                             NEWS RELEASE
68 Jonspin Road
Wilmington, MA 01887-1086                        contact: John B. Bartlett
Telephone 978-658-8888 Ext 520                            Senior Vice President
Facsimile 978-988-0659                                    jbartlett@unifirst.com


[UNIFIRST LOGO]

                      UNIFIRST ANNOUNCES FINANCIAL RESULTS
                          FOR FISCAL 2004 FIRST QUARTER

Wilmington, MA (January 12, 2004) -- UniFirst Corporation (NYSE: UNF) today announced revenues and earnings for its fiscal 2004 first quarter, the thirteen weeks ended November 29, 2003.

Revenues for the first quarter of fiscal 2004 were a record $180.9 million, a
21.3 percent increase from the $149.2 million in the same period a year ago. Acquisitions accounted for 16.3 percent of the revenue growth. First quarter income before the cumulative effect of accounting change was $9.5 million, or $0.50 per share, a 9.9 percent increase from last year's first quarter of $8.7 million, or $0.45 per share. Net income increased 48.3 percent, from $6.4 million, or $0.33 per share in fiscal 2003 to $9.5 million or $0.50 per share in fiscal 2004. In the first quarter of fiscal 2003 the company recorded an expense of $2.2 million as a result of implementing SFAS 143 regarding long lived assets.

"Overall we are pleased with our first quarter results," said Ronald D. Croatti, UniFirst's President and Chief Executive Officer. "Acquisitions accounted for
16.3 percent of our revenue growth, which means that the internal growth in our existing operations was 5.0 percent for the quarter. This growth was all from our core laundry business as there was a small decline in the record fiscal 2003 revenues from our UniTech segment. Improved earnings were due primarily to better performance from our laundry operations and additional profits from manufacturing, offset somewhat by higher interest expense related to the Textilease acquisition."

The Company will hold a conference call today at 4:00 PM (EST) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet, and replays of the webcast will be available until January 31, 2004. The webcast can be accessed at www.unifirst.com.

UniFirst is one of the largest providers of workplace uniforms and protective clothing in North America. The Company employs over 9,000 team partners who serve more than 175,000 customer locations in 46


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states, Canada and Europe from 170 manufacturing, distribution and customer service facilities.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. This public announcement may contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties. The words "anticipate" and "should," and other expressions that indicate future events and trends identify forward-looking statements. Actual future results may differ materially from those anticipated depending on a variety of factors, including, but not limited to, performance of acquisitions; economic and business changes; fluctuations in the cost of materials, fuel and labor; economic and other developments associated with the on-going war on terrorism; strikes and unemployment levels; demand and price for the Company's products and services; improvement in under performing rental operations; and the outcome of pending and future litigation and environmental matters.

                                 [Tables follow]

UNIFIRST CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)


                                                                 Thirteen         Thirteen
                                                              weeks ended      weeks ended
         (In thousands, except per share data)               November 29,     November 30,
                                                                     2003             2002
-------------------------------------------------------------------------------------------

Revenues                                                         $180,898         $149,179
-------------------------------------------------------------------------------------------

Costs and expenses:
   Operating costs                                                115,088           92,690
   Selling and administrative expenses                             36,827           31,899
   Depreciation and amortization                                   11,028            9,884
-------------------------------------------------------------------------------------------
                                                                  162,943          134,473
-------------------------------------------------------------------------------------------

Income from operations                                             17,955           14,706
-------------------------------------------------------------------------------------------

Other expense (income):
   Interest expense                                                 3,242            1,094
   Interest income                                                   (292)            (268)
   Interest rate swap income                                         (480)            (209)
-------------------------------------------------------------------------------------------
                                                                    2,470              617
-------------------------------------------------------------------------------------------

Income before income taxes                                         15,485           14,089
Provision for income taxes                                          5,962            5,424
-------------------------------------------------------------------------------------------

Income before cumulative effect of accounting change                9,523            8,665
-------------------------------------------------------------------------------------------

Cumulative effect of accounting change
 (net of income tax benefit of $1,404 in fiscal 2003)                  --            2,242
-------------------------------------------------------------------------------------------

Net income                                                       $  9,523         $  6,423
===========================================================================================

Weighted average number of shares outstanding:
     basic                                                         19,184           19,218
-------------------------------------------------------------------------------------------
     diluted                                                       19,249           19,271
-------------------------------------------------------------------------------------------

Income per share -- basic:
Before cumulative effect of accounting change                    $   0.50         $   0.45
Cumulative effect of accounting change                                 --            (0.12)
-------------------------------------------------------------------------------------------
Net income                                                       $   0.50         $   0.33
===========================================================================================

Income per share -- diluted:
Before cumulative effect of accounting change                    $   0.49         $   0.45
Cumulative effect of accounting change                                 --            (0.12)
-------------------------------------------------------------------------------------------
Net income                                                       $   0.49         $   0.33
===========================================================================================


UNIFIRST CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

                       (In thousands)                     November 29,      August 30,    November 30,
                                                                  2003          2003 *            2002
-------------------------------------------------------------------------------------------------------
Assets
Current assets:
   Cash                                                      $   7,988       $   6,053       $     484
   Receivables                                                  77,627          57,941          63,384
   Inventories                                                  31,601          25,355          21,860
   Rental merchandise in service                                68,744          60,490          59,401
   Prepaid and deferred tax assets                               5,591           5,591              --
   Prepaid expenses                                                515             407             586
-------------------------------------------------------------------------------------------------------
      Total current assets                                     192,066         155,837         145,715
-------------------------------------------------------------------------------------------------------
Property and equipment:
   Land, buildings and leasehold improvements                  234,483         221,487         214,182
   Machinery and equipment                                     255,286         238,820         230,952
   Motor vehicles                                               66,991          66,081          64,019
-------------------------------------------------------------------------------------------------------
                                                               556,760         526,388         509,153
   Less - accumulated depreciation                             261,097         251,806         238,759
-------------------------------------------------------------------------------------------------------
                                                               295,663         274,582         270,394
-------------------------------------------------------------------------------------------------------
Other assets                                                   242,304          84,168          85,601
-------------------------------------------------------------------------------------------------------
                                                             $ 730,033       $ 514,587       $ 501,710
=======================================================================================================

Liabilities and Shareholders' Equity
Current liabilities:
   Current maturities of long-term obligations               $   1,673       $   2,493       $   2,710
   Notes payable                                                    --             104           1,299
   Accounts payable                                             31,982          30,678          28,703
   Accrued liabilities                                          71,528          53,670          55,389
   Accrued and deferred income taxes                             7,622              --           2,015
-------------------------------------------------------------------------------------------------------
      Total current liabilities                                112,805          86,945          90,116
-------------------------------------------------------------------------------------------------------
Long-term obligations, net of current maturities               237,951          67,319          70,259
Deferred income taxes                                           33,727          24,943          27,004
-------------------------------------------------------------------------------------------------------
Shareholders' equity:
   Common stock                                                  1,061           1,060           1,055
   Class B common stock                                          1,018           1,018           1,021
   Treasury stock                                              (26,005)        (26,005)        (26,005)
   Capital surplus                                              12,789          12,693          12,519
   Retained earnings                                           356,923         348,043         329,373
   Accumulated other comprehensive loss                           (236)         (1,429)         (3,632)
-------------------------------------------------------------------------------------------------------
      Total shareholders' equity                               345,550         335,380         314,331
-------------------------------------------------------------------------------------------------------
                                                             $ 730,033       $ 514,587       $ 501,710
=======================================================================================================


* Condensed from audited financial statements